FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

10/25/2023

Work Order Item Number: W2023102501949-3242403
Filing Number: 20233582244
Filing Type: Certificate of Designation
Filing Date/Time: 10/25/2023 10:47:00 AM
Filing Page(s): 2

Indexed Entity Information:

Entity ID: E0579952005-0

Entity Name: ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
PARACORP INCORPORATED
318 N CARSON ST #208, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0579952005-0
F V Aguilar	Filing Number 20233582244
Secretary of State State Of Nevada	Filed On 10/25/2023 10:47:00 AM
	Number of Pages 2

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

x Certificate of Designation

_ Certificate of Amendment to Designation - Before Issuance of Class or Series

Certificate of Amendment to Designation - After Issuance of Class or Series

Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Advanced Voice Recognition Systems, Inc. Entity or Nevada Business Identification Number (NVID): NV20051441934
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: 10/27/2023 Time: 12:01 am (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: Series A Preferred Stock
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued.
	Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* See attached. Designation of Series A Preferred Stock.
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	X [signature] Signature of Officer Date: 10/24/2023

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

Exhibit "A"

DESIGNATION OF SERIES A PREFERRED STOCK

5.1 **Series A Preferred Stock.** The number of Series A Preferred Stock (par value $0.001), shall be Ten Million (10,000,000).

(a) **Non-Conversion and Face Value.** A Holder of Series A Stock shall not have the right to convert any or all of the Holder's Series A Stock into a number of fully paid and non-assessable shares of Common Stock. As used herein, the term "Face Value" shall mean One Dollar ($1.00) per share of Series A Stock.

(b) **Voting Rights.** A Holder of Series A Preferred Stock shall be entitled to vote on any matter presented to the Common stockholders of the Company for their action or consideration. Each share of Series A shall have one (1) vote. Series A Stockholders are also entitled to vote only on matters relating to modifications, adjustments, waivers, or other changes or matters relating to Series A Stock. Each Series A Stock share shall have one (1) vote on matters relating to Series A Stock.

(c) **Dividends** The Series A Stock shall pay a ten percent (10.0%) annual dividend.